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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (File No. 333-01419), (b) the Registration Statement on Form S-8 (File No. 033-11229), (c) the Registration Statement on Form S-8 (File No. 333-45661), (d) the Registration Statement on Form S-8 (File No. 333-64160),
(e) the Registration Statement on Form S-8 (File No. 333-125072) and (f) the Registration Statement on Form S-3 (File No. 333-47396) of Dover Corporation of our report dated March 3, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 3, 2006

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March 3, 2006

Mr. Joseph Schmidt
Dover Corporation
280 Park Avenue
New York, New York 10017

Dear Mr. Schmidt:

Enclosed is our manually signed report relating to the use in the Annual Report on Form 10-K of out report dated March 3, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Dover Corporation (the "Company"). Our manually signed consent relating to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 of our report was previously provided to you.

Our manually signed report and consent serve to authorize the use of our name on our report and consent in the electronic filing of the Company's Annual Report on Form 10-K with the SEC.

Please provide us with an exact copy of the Annual Report on Form 10-K as electronically filed with the SEC.

Very truly yours,

PricewaterhouseCoopers LLP